                                    Exhibit 4.2(b) to Motorola, Inc.'s Form 10-K
                                            for the year ended December 31, 2000


         INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of January 22, 2001 (this "Instrument") among Motorola, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1303 East Algonquin Road, Schaumburg, Illinois 60196 (the "Company"), Bank One Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, having its principal Corporate Trust Office at 1 Bank One Plaza, Chicago, Illinois 60670 ("Bank One" or "Successor Trustee"), and BNY Midwest Trust Company (as successor trustee to Harris Trust and Savings Bank), a banking corporation duly organized and existing under the laws of the State of New York, having its principal office at 111 West Monroe Street, Chicago, Illinois 60603 (the "Resigning Trustee").

         WHEREAS:

         A. The Company issued the securities described below (collectively, the "Securities"):

5.80% Notes due October 15, 2008 of which $325,000,000 is outstanding;

7.625% Notes due November 15, 2010 of which $1,200,000,000 is outstanding;

7.5% Debentures due May 15, 2025 of which $400,000,000 is outstanding;

6.5% Debentures due September 1, 2025 of which $400,000,000 is outstanding;

5.22% Debentures due October 1, 2097 of which $300,000,000 is outstanding; and

6.5% Debentures due November 15, 2028 of which $445,000,000 is outstanding;

under the Indenture dated as of May 1, 1995 between the Company and the Resigning Trustee (the "Indenture");

         B. The Company appointed the Resigning Trustee as the paying agent (the "Paying Agent") and the Security Registrar (the "Security Registrar") under the Indenture;

         C. The Indenture provides that the Resigning Trustee may at any time resign as Trustee, Paying Agent and Security Registrar by giving written notice thereof to the Company;

         D. The Resigning Trustee represents that it has given the Company written notice of its resignation as Trustee, Paying Agent and Security Registrar, a true copy of which is annexed hereto marked Exhibit A;

         E. The Indenture further provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

         F. The Company by resolutions of a committee authorized by its Board of Directors, a true copy of which is annexed to a Certificate of its Secretary or Assistant Secretary annexed hereto and marked Exhibit B, accepted the resignation of BNY Midwest Trust Company as Trustee, Paying Agent and Security Registrar and appointed Bank One, as successor Trustee, Paying Agent and Security Registrar;

         G. The Indenture provides that the successor Trustee shall execute, acknowledge and deliver to the Company and the Resigning Trustee an instrument accepting such appointment and thereupon the resignation of the Resigning Trustee shall become effective and Bank One, as such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the Trustee;

         H. The Indenture further provides that no successor Trustee shall accept appointment as such unless at the time it is qualified and eligible under the Indenture and the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder (the "Trust Indenture Act");


         I. Bank One is qualified, eligible and willing to accept such appointment as successor Trustee; and




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         J. The Indenture further provides the Company shall mail notice of appointment of a successor Trustee, Paying Agent and Security Registrar to Holders of the Securities; and the Company, simultaneously with the execution and delivery of this Instrument, has caused the notice required pursuant to the Indenture, a form of which is annexed hereto and marked Exhibit C, to be mailed to the Holders of the Securities as therein required.

         NOW, THEREFORE, THIS INSTRUMENT WITNESSETH: that for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, declared, decreed and agreed by the Company, Bank One and the Resigning Trustee as follows:

         1. The resignation of BNY Midwest Trust Company as Trustee, Paying Agent and Security Registrar and its discharge from the trust created by the Indenture shall be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

         2. The Company, in the exercise of the authority vested in it by the Indenture, hereby appoints Bank One as successor Trustee, Paying Agent and Security Registrar with all rights, powers, trusts, duties and obligations under the Indenture, each such appointment to be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

         3. Bank One hereby represents that it is qualified and eligible under the provisions of the Indenture and the Trust Indenture Act to be appointed successor Trustee, Paying Agent and Security Registrar and hereby accepts its appointment as successor Trustee, Paying Agent and Security Registrar effective as of the date hereof upon the execution and delivery of this Instrument by all parties hereto, and hereby assumes the rights, powers, trusts, duties and obligations of the Trustee, Paying Agent and Security Registrar under the Indenture, subject to all terms and provisions therein contained.



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         4. The Resigning Trustee hereby grants, gives, bargains, sells, remises, releases, conveys, confirms, assigns, transfers and sets over to Bank One as such successor Trustee, Paying Agent and Security Registrar and its successors and assigns all rights, title and interest of the Resigning Trustee, as Trustee, Paying Agent and Security Registrar in and to the trust estate and all rights, powers and trusts, under the Indenture; and the Resigning Trustee as Trustee, Paying Agent and Security Registrar does hereby agree to pay over, assign and promptly deliver to Bank One as such successor Trustee, Paying Agent and Security Registrar any and all money, if any, and property, if held by the Resigning Trustee, as Trustee, Paying Agent and Security Registrar and the Company for the purpose of more fully and certainly vesting in and confirming to Bank One as such successor Trustee, Paying Agent and Security Registrar said estate, properties, rights, powers and, at the request of Bank One, joins in the execution hereof.

         5. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

            (a) No "Event of Default" (as defined in the Indenture) and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Indenture;

            (b) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver;

            (c) There is no action, suit, or proceeding pending or threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee;

            (d) The Resigning Trustee has furnished, or as promptly as practicable will furnish, to the Successor Trustee originals of all documents relating to the trust created



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

                  by the Indenture and all information in its possession relating to the administration and status thereof and will furnish to the successor Trustee any of such documents or information the Successor Trustee may select, provided that the Successor Trustee will make available to the Resigning Trustee as promptly as practicable following the request of the Resigning Trustee any such original documents which the Resigning Trustee may need to defend against any action, suit, or proceeding against the Resigning Trustee as Trustee or which the Resigning Trustee may need for any other proper purpose;

            (e) The Resigning Trustee has not delegated to any other party any of its duties as Trustee, Security Registrar, or Paying Agent, and has not appointed any Authenticating Agent; and (f)

            (f) The Resigning Trustee has lawfully and fully discharged its duties as Trustee.

         6. The Company hereby represents and warrants to the Successor Trustee that:

            (a) It is a duly incorporated and existing corporation in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Instrument;

            (b) This Instrument has been duly and validly authorized, executed, and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company;

            (c) The Securities have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective;

            (d) The Indenture complies with the Trust Indenture Act and has been duly qualified thereunder and is a legal, valid, and binding obligation of the Company;


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

            (e) The Company has performed or fulfilled each covenant, agreement, and condition on its part to be performed or fulfilled under the Indenture;

            (f) There is no "Event of Default" and no event which, after notice or lapse of time or both, would become an Event of Default under the Indenture;

            (g) The Company has not appointed any Security Registrar or Paying Agent other than the Resigning Trustee; and

            (h) The Company will continue to perform its obligations under the Indenture.

         7. Notwithstanding the resignation of the Resigning Trustee as Trustee under the Indenture, the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture.

         8. For all purposes of this Instrument, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         9. This Instrument may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         10. This Instrument shall be governed by and construed in accordance with the laws of the State of Illinois.

                            [signature pages follow]



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         IN WITNESS WHEREOF, the parties hereto have caused this Instrument to be duly executed and their respective seals to be affixed hereunto and duty attested all as of the day and year first above written.


                                           MOTOROLA, INC.


                                           By: /s/ Garth L. Milne
                                               --------------------------------
[Corporate Seal]                               Title: Senior Vice President
                                                      and Treasurer

                                           ATTEST:


                                               /s/ Jeffrey A. Brown
                                           ------------------------------------
                                           Assistant Secretary

                                           BANK ONE TRUST COMPANY, N.A.
                                           as Successor Trustee


                                           By: /s/ Leland Hansen
                                              ---------------------------------
[Corporate Seal]                              Title:  Assistant Vice President


                                           ATTEST:


                                               /s/ Joseph Morand
                                           ------------------------------------



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                                           BNY MIDWEST TRUST COMPANY
                                           as Resigning Trustee


                                           By: /s/ Carolyn Potter
                                               --------------------------------
                                               Title: Assistant Vice President


[Corporate Seal]
                                           ATTEST:

                                               /s/ D.G. Donovan
                                           -------------------------------------
                                           Title: Assistant Secretary




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
                                    EXHIBIT A



Motorola, Inc.
1303 East Algonquin Road
Schaumburg, Illinois 60196

Attention:  Secretary

Gentlemen:

NOTICE IS HEREBY GIVEN THAT, pursuant to Section 610 of the Indenture, dated as of May 1, 1995 (the "Indenture"), between Motorola, Inc. and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as Trustee, BNY Midwest Trust Company hereby resigns as Trustee, Paying Agent and Security Registrar under the Indenture, each such resignation is to be effective upon the appointment, pursuant to Section 610 of the Indenture, of a successor Trustee and the acceptance of such appointment by such successor Trustee, pursuant to
Section 611 of the Indenture.

                                                   Very truly yours,

                                                   BNY Midwest Trust Company


                                                   By
                                                     ---------------------------

                                                   Title
                                                        ------------------------



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                                    EXHIBIT B


                            CERTIFICATE OF SECRETARY


         I, ______________, do hereby certify that I am the duly appointed, qualified and acting Secretary or Assistant Secretary of Motorola, Inc., a Delaware corporation; I further certify that the resolution attached hereto as Exhibit B-1 and incorporated herein by this reference, is a true and correct copy of resolutions duly adopted by a committee authorized by the Board of Directors of said corporation as of January ____, 2001; and I further certify that said resolutions remain in full force and effect as of the date of this certificate.

               Dated this __ day of January, 2001



                                             ------------------------
                                             Title:



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                                   EXHIBIT B.1


         RESOLVED, that the resignation of BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as Trustee, Paying Agent and Security Registrar under an Indenture dated as of May 1, 1995 (the "Indenture") between the Company, and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank) in connection with the issuance of the Company's:

                        5.80% Notes due October 15, 2008

                          7.625% Notes due November 15,

                        7.5% Debentures due May 15, 2025

                      6.5% Debentures due September 1, 2025

                      5.22% Debentures due October 1, 2097

                      6.5% Debentures due November 15, 2028

is hereby accepted and Bank One Trust Company, N.A., a national banking association, is hereby appointed as successor Trustee, Paying Agent and Security Registrar under said Indenture; and

         FURTHER RESOLVED, that any officer of the Company is hereby authorized to enter into such agreements as may be necessary to effectuate such appointment of Bank One Trust Company, N.A.




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

                                    EXHIBIT C

                             Notice to Holders of:

                                 MOTOROLA, INC.

                        5.80% Notes due October 15, 2008

                       7.625% Notes due November 15, 2010

                        7.5% Debentures due May 15, 2025

                      6.5% Debentures due September 1, 2025

                      5.22% Debentures due October 1, 2097

                      6.5% Debentures due November 15, 2028


Motorola, Inc. hereby notifies you of the resignation of BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as Trustee, Paying Agent and Security Registrar under the Indenture dated as of May 1, 1995 (the "Indenture"), pursuant to which your Securities were issued and are outstanding. Motorola, Inc. has appointed Bank One Trust Company, N.A., whose Corporate Trust Office is located at 1 Bank One Plaza, Chicago, Illinois 60670, as successor Trustee, Paying Agent and Security Registrar under the Indenture, which appointment has been accepted and became effective as of January __, 2001

MOTOROLA, INC.

By:
   -----------------------------
Title:
      --------------------------


BANK ONE TRUST COMPANY, N.A.


By:
   -----------------------------
Title:
      --------------------------





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